UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2014 (October 2, 2014)

FMSA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8834 Mayfield Road

Chesterland, Ohio 44025

(Address of Principal Executive Offices) (Zip Code)

(800) 255-7263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 2, 2014, FMSA Holdings Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders (the “Selling Stockholders”) named in Schedule I of the Underwriting Agreement and the Underwriters (the “Underwriters”) named in Schedule II of the Underwriting Agreement, relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”) by the Selling Stockholders. The Underwriting Agreement provides for the offer and sale (the “Offering”) of 25,000,000 shares of Common Stock sold by the Selling Stockholders at a price to the public of $16.00 per share ($15.16 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an aggregate of 3,750,000 additional shares of Common Stock held by the Selling Stockholders if the Underwriters sell more than an aggregate of 25,000,000 shares of Common Stock. The material terms of the Offering are described in the prospectus, dated October 2, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 6, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-198322), initially filed by the Company on August 22, 2014.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on October 8, 2014, subject to the satisfaction of customary closing conditions. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting—Other Relationships” in the Prospectus, certain of the Underwriters and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Item 7.01	Regulation FD Disclosure.

On October 3, 2014, the Company announced it had priced the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 2, 2014, by and among FMSA Holdings Inc., the Selling Stockholders named on Schedule I therein and Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Barclays Capital Inc., as representatives of the several underwrites named therein.

99.1	Press Release dated October 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMSA HOLDINGS INC.

By:	/s/ David J. Crandall
David J. Crandall
Vice President, General Counsel & Secretary

Dated: October 8, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 2, 2014, by and among FMSA Holdings Inc., the Selling Stockholders named on Schedule I therein and Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Barclays Capital Inc., as representatives of the several underwrites named therein.

99.1	Press Release dated October 3, 2014.

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